EXHIBIT 4.28

BC FORM 45-902F (Formerly Form 20)

Securities Act

Report of Exempt Distribution

  Full name, address and telephone number of the issuer of the security distributed:

Global Precision Medical Inc. (formerly San Antonios Resources Inc.)
P.O. Box 1609
12406 Wright Avenue
Summerland, BC V0H 1Z0
(303) 404-0310

  State whether the issuer is or is not a reporting issuer and, if reporting, the jurisdictions in which it is reporting.

The issuer is not a reporting issuer.

  State whether the issuer is listed or quoted on any stock exchange or trading or quotation system in Canada).

The issuer is not listed or quoted on any stock exchange or trading or quotation system in Canada, but is quoted on the Over-the-Counter Bulletin Board in the United States, trading symbol "GBPMF."

  Describe the type of security and the aggregate number distributed: If the security is convertible or exchangeable, describe the type of underlying security, the terms of exercise or conversion and any expiry date.

Pursuant to the issuer's 2002 Stock Option Plan, an aggregate of 750,000 options to purchase common shares in the capital stock of the issuer, at prices ranging from US$1.00 to US$3.00, were granted to certain directors, officers or employees. The options expire September 23, 2007.

  Provide the following information for each type of security distributed. Consult Multilateral Instrument 45-102 Resale of Securities to determine what restricted or seasoning period applies to the security.

Full name of purchaser and municipality and jurisdiction of residence	Number of securities purchased	Date of distribution	Price per security/total purchase price (Canadian $)	Exemption relied on	Length of any restricted or seasoning period
Coderre, Michel Montreal, Quebec	25,000	Sep 23/02	Nil	74(2)(9)	Four months
Elliott, James Delta, British Columbia	625,000	Sep 23/02	Nil	74(2)(9)	Four months
Holmes, Linda Summerland, BC	25,000	Sep 23/02	Nil	74(2)(9)	Four months
Semple, Lindsay W. Vancouver, BC	25,000	Sep 23/02	Nil	74(2)(9)	Four months
Weiss, Boris N. Vancouver, BC	25,000	Sep 23/02	Nil	74(2)(9)	Four months
Zerrouk, Dr. A. Faouzi Vancouver, BC	25,000	Sep 23/02	Nil	74(2)(9)	Four months

  The information required by this item is filed on Schedule "A" hereto and is not available to the public.

  State the total dollar value (Canadian $) of the securities distributed by the issuer to purchasers resident in British Columbia. This total dollar value must be used for calculating the fee payable for filing this report with the British Columbia Securities Commission.

Nil

  Provide the following information for each person who is being compensated in connection with the distribution(s) of the security. When disclosing compensation paid or to be paid, include discounts, commissions or other fees or payments of a similar nature directly related to the distribution. Do not include payments for services incidental to the trade, such as clerical, printing, legal or accounting services.

If the compensation is in the form of a security, include the exemption under which the security is being distributed. If the security is being distributed     on a later date, the issuer must file a separate Report of Distribution with the applicable filing fee.

Name and Address of person being compensated	Compensation paid (number and type of security and/or cash amount (Cdn$)	Price Per Share (Cdn$)
N/A	N/A	N/A

The undersigned hereby certifies that the statements made in this report and in any schedule to this report are true and correct.

DATED at Summerland, this 31st day of January 2003.

GLOBAL PRECISION MEDICAL INC.
Name of issuer (please print)

/s/ Linda Holmes
Signature of authorized signatory

Linda Holmes, Corporate Secretary
Name and office of authorized signatory
(please print)

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A RECORD REQUIRED TO BE FILED OR PROVIDED UNDER THE SECURITIES ACT OR SECURITIES RULES THAT, AT THE TIME AND IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

GLOBAL PRECISION MEDICAL INC.

SCHEDULE "A" TO BC FORM 45-902F

Full Name and Residential Address of Purchaser	Telephone number and email address of purchaser	Type of security and number purchased	Exemption relied on
Michel Coderre 3738 Cote des Neiges Montreal, Que H3H 1V6	(514) 904-1100 mcoderre@zecotekinnovations.com	25,000	74(2)(9)
James Elliott 908 Tsawwassen Beach Road Delta, BC V4M 2J3	jre008@hotmail.com		74(2)(9)
Linda Holmes 12406 Wright Avenue Summerland, BC V0H 1Z0	250-404-0310 holmes@telus.net	25,000	74(2)(9)
Lindsay Semple 536-1489 Marine Drive, W. Vancouver, BC V7T 1B8	globalprecision@shaw.ca	25,000	74(2)(9)
Boris Weiss 1541 Ross Road N. Vancouver, BC V7J 1V5	bweiss_gms@shaw.ca	25,000	74(2)(9)
Dr. A. Faouzi Zerrouk
Total